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30 June, 2008

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xinyu City
Jiangxi Province 338032
People's Republic of China

Dear Sirs,

LDK SOLAR CO., LTD. (the "Company")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company's registration statement on Form F-3, including the Company's annual report on Form 20-F for the year ended December 31, 2007 (the "20-F Annual Report) incorporated therein by reference, filed with the United States Securities and Exchange Commission (the "Commission") for the registration by the Company of an aggregate of US$400,000,000 principal amount of 4.75% Senior Convertible Notes due 2013 ("Securities") which may be convertible into American Depositary Shares ("ADSs") representing ordinary shares with a par value of US$0.10 per share of the Company ("Ordinary Shares"), cash or a combination thereof, constituted by an indenture dated as of 15 April, 2008 (the "Indenture") and made between the Company and The Bank of New York as trustee and registration of the Ordinary Shares (the "Underlying Securities") issuable upon a conversion of the Securities in accordance with its terms of issue. The Company's registration statement on Form F-3 with the 20-F Annual Report incorporated by reference is herein referred to as the "Registration Statement".

For the purposes of giving this opinion, we have examined copies of the following documents:

(a) the Registration Statement filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the Commission on 30 June, 2008, as amended;

(b)  the prospectus (the "Prospectus") contained in the Registration Statement;
     and

(c)  the executed Indenture.

We have also reviewed (1) the fourth amended and restated memorandum and articles of association ("Memorandum and Articles of Association") of the Company certified by a director of the Company on 14 April, 2008, (2) a copy of the resolutions of the directors of the Company passed on 8 April, 2008 (the "Resolutions"), (3) a copy of a certificate of good standing dated 23 June, 2008 issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 25 June, 2008, (5) a certificate of the director of the Company dated 15 April, 2008, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the capacity, power and authority of each of the parties to the Indenture, other than the Company, to enter into and perform its respective obligations under the Indenture; (c) the due execution and delivery of the Indenture by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;
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(d) the accuracy and completeness of all factual representations made in the
Documents and other documents reviewed by us; (e) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (g) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Indenture which is expressed to be governed by such Foreign Laws in accordance with its terms (h) that on the date of entering into the Indenture the Company was, and after entering into the Indenture continues to be, able to pay its liabilities as they become due; (i) that the conversion price of the Securities would not be less than the par value of the Ordinary Shares; (j) that the Company will maintain sufficient authorised but unissued share capital to enable the Company to satisfy its obligations to issue the Underlying Securities upon a conversion of the Securities.

The term "enforceable" as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Indenture. In particular, the obligations of the Company under the Indenture (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Indenture if there are other proceedings in respect of those Indenture simultaneously underway against the Company in another jurisdiction.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgement. We express no opinion in respect of the enforceability of any provision in the Indenture which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.
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On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands.

2. Based solely on the Memorandum of Association of the Company, the liability of each member of the Company is limited to the amount from time to time unpaid on such member's shares. Assuming that all of the issued shares of the Company have been fully paid for in accordance with their terms of issue, such issued shares are non-assessable (meaning that no further sums are payable to the Company on such shares).

3. The allotment and the issue of the Underlying Securities upon a conversion of the Securities in accordance with the terms of the Securities and the Indenture have been duly authorised, and when allotted and issued by the Company upon conversion of the Securities in accordance with the provisions of the Securities and the Indenture, will have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Underlying Securities).

4. The statements in the Prospectus under the captions "Taxation -- Cayman Islands Taxation", "Enforceability of Civil Liabilities" and "Legal Matters" insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands, fairly and accurately present the information and summarise the matters referred to therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and to the references made to us under the headings "Taxation", "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus or in the 20-F Annual Report incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of
Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
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CONYERS DILL & PEARMAN